UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 609-4200

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

A copy of the press release issued by LivePerson, Inc. (the “Registrant”) on November 4, 2010, announcing its results of operations and financial condition for the quarter ended September 30, 2010, is included herewith as Exhibit 99.1 and is incorporated herein by reference.  The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LivePerson, Inc. (the “Company”) and Timothy E. Bixby entered into a Separation Agreement and General Release on November 2, 2010 (“Agreement”) setting forth the terms and conditions of Mr. Bixby’s departure from the Company which include a period of transition through April 2, 2011, subject to earlier termination under certain terms of the Agreement. During the transition period, Mr. Bixby will continue as an employee of the Company, will carry out all duties and responsibilities of his position with the Company and will facilitate a transition of his duties and responsibilities to a successor to be identified by the Company.  During this transition period, Mr. Bixby will continue to receive his current base salary and benefits.

Further, in connection with Mr. Bixby’s transition and separation, and in exchange for Mr. Bixby’s performance under the Agreement and signing of a general release of claims in favor of the Company, Mr. Bixby will receive (i) a payment of $325,000 which is equal to 12 months of Mr. Bixby’s current base salary and which will be paid immediately following the 6-month anniversary of Mr. Bixby’s separation date, (ii) a 2010 bonus payment equal to Mr. Bixby’s 2010 bonus target amount of $200,000 multiplied by the percentage multiplier applicable to the Company’s overall bonus pool based on Company fiscal performance pursuant to the Company’s 2010 bonus plan, which will be paid on or before March 15, 2011, (iii) up to 12-months of premium payments for health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act, and (iv) an extension of the exercisability of all vested stock options held by Mr. Bixby as of his separation date until the  third anniversary thereof.  The foregoing payments and benefits are subject to Mr. Bixby continuing with the Company through April 2, 2011, provided that in the event the Company terminates Mr. Bixby's employment prior to April 2, 2011 without cause or as a result of his death or disability, or if Mr. Bixby resigns for good reason (defined as Company’s breach of its payment obligations under the Agreement) prior to April 2, 2011, Mr. Bixby will be entitled to receive these benefits.  Except as provided above, Mr. Bixby is not entitled to receive any other payments from the Company related to the termination of his employment.

The Separation Agreement, together with the Proprietary Information, Developments and Non-Compete Agreement previously entered into by and between the Company and Mr. Bixby and which will continue in effect following his departure from the Company, also contains various restrictive covenants, including covenants relating to non-competition, non-solicitation, confidentiality, and cooperation.

In addition, Mr. Bixby will resign from his role as a Director of the Company on his Separation Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1           Press release issued November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: November 4, 2010	By:	/s/ ROBERT P. LOCASCIO
Robert P. LoCascio
Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release issued November 4, 2010.